Exhibit 23.3

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 25, 2001 included in KeySpan Corporation's Form 10-K for the year ended December 31, 2000. We also hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 2000, appearing in the Annual Report on Form 10-K of Eastern Enterprises for the year ended December 31, 1999.

/S/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

New York, New York
May 4, 2001